Exhibit 1.1

Execution Version

TESORO LOGISTICS LP

8,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

January 8, 2013

WELLS FARGO SECURITIES, LLC

As Representative of the several Underwriters,

c/o WELLS FARGO SECURITIES, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Tesoro Logistics LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 8,500,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,275,000 additional Common Units (the “Option Units;” the Option Units, together with the Firm Units, being hereinafter called the “Units”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

Tesoro Logistics GP, LLC, a Delaware limited liability company serves as the sole general partner of the Partnership (the “General Partner”). Tesoro Corporation, a Delaware corporation (“Tesoro”), directly owns a 14% membership interest in the General Partner and directly owns a 100% membership interest in (i) Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), and (ii) Tesoro Alaska Company, a Delaware corporation (“Tesoro Alaska”). TRMC directly owns a 86% membership interest in the General Partner. The Partnership and the General Partner are hereinafter collectively referred to as the “Partnership Parties.” The Partnership, the General Partner, Tesoro Logistics Operations LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Company”), Tesoro Logistics Pipelines LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Company (“Tesoro Pipelines”), Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company and wholly owned subsidiary of Tesoro Pipelines (“THPPLLC”), Tesoro Logistics Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.”), and Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Tesoro Northwest”) are herein collectively referred to as the “Partnership Entities,” and, together with Tesoro, TRMC, Tesoro Alaska and Tesoro Companies, Inc., a Delaware corporation (“TCI”), the “Tesoro Entities.”

It is understood and agreed to by the parties hereto that on December 6, 2012, (i) the Operating Company and Northwest Terminalling Company, a Delaware corporation, entered into an Asset Sale and Purchase Agreement (the “Terminal Purchase Agreement”), pursuant to which the Operating Company agreed to purchase from Northwest Terminalling Company certain assets described in the Terminal Purchase Agreement, including but not limited to products terminal rights, properties, facilities and equipment located at Pocatello and Boise, Idaho and Pasco, Washington, for $85 million, subject to adjustments described in the Terminal Purchase Agreement; and (ii) Tesoro Northwest and Chevron Pipe Line Company, a Delaware corporation (“Chevron Pipe Line”), entered into an Asset Sale and Purchase Agreement (the “Pipeline Purchase Agreement”), pursuant to which Tesoro Northwest agreed to purchase from Chevron Pipe Line certain assets described in the Pipeline Purchase Agreement, including but not limited to petroleum products pipeline rights, properties, facilities and equipment located in certain areas between Salt Lake City, Utah and Spokane, Washington, for $315 million, subject to adjustments described in the Pipeline Purchase Agreement.

This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Partnership by the Underwriters.

1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (file number 333-185926), as defined in Rule 405, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, became effective upon filing. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules and regulations of the Commission thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(c) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(d) On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act was made or will be made with a reasonable basis and in good faith.

(g) (i) At the earliest time after filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Units) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(i) The documents incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Disclosure Package, did not as of the Execution Time, and on the Closing Date and any settlement date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(j) Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or registered would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(k) The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(l) Tesoro and TRMC collectively own all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the amended and restated limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and, with the exception of restrictions on transferability in the GP LLC Agreement or as described in the Disclosure Package and the Prospectus, Tesoro and TRMC collectively own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(m) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended and/or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus).

(n) Tesoro owns 135,610 Common Units and 6,785,124 Subordinated Units (the “Tesoro Units”), TRMC owns 158,090 Common Units and 7,909,891 Subordinated Units (the “TRMC Units”) and Tesoro Alaska owns 11,190 Common Units and 559,875 Subordinated Units (the “Tesoro Alaska Units”; and together with the Tesoro Units and the TRMC Units, the “Sponsor Units”) and the General Partner owns 979,025 Common Units (the “GP Common Units”) and 100% of the incentive distribution rights (“IDRs”) of the Partnership; all of such Sponsor Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); and Tesoro owns the Tesoro Units, TRMC owns the TRMC Units and Tesoro Alaska owns the Tesoro Alaska Units and the General Partner owns the GP Common Units and the IDRs, in each case free and clear of all Liens.

(o) The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Date, the “Operating Company LLC Agreement”), and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of the pledge of membership interests as collateral under the senior secured credit agreement among the Partnership, certain subsidiaries of the Partnership, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”) and related security documents, restrictions on transferability in the Operating Company LLC Agreement or as described in the Disclosure Package and the Prospectus, the Partnership owns such membership interests free and clear of all Liens.

(p) The Operating Company owns all of the issued and outstanding membership interests of Tesoro Pipelines; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Tesoro Pipelines (as the same may be amended or restated at or prior to the Closing Date, the “Tesoro Pipelines LLC Agreement”), and are fully paid (to the extent required by the Tesoro Pipelines LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of the pledge of membership interests as collateral under the Credit Agreement and related security documents, restrictions on transferability in the Tesoro Pipelines LLC Agreement or as described in the Disclosure Package and the Prospectus, the Operating Company owns such membership interests free and clear of all Liens.

(q) Tesoro Pipelines owns all of the issued and outstanding membership interests of THPPLLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of THPPLLC (as the same may be amended or restated at or prior to the Closing Date, the “THPPLLC LLC Agreement”), and are fully paid (to the extent required by the THPPLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of the pledge of membership interests as collateral under the Credit Agreement, restrictions on transferability in the THPPLLC LLC Agreement or as described in the Disclosure Package and the Prospectus, Tesoro Pipelines owns such membership interests free and clear of all Liens.

(r) Tesoro Pipelines owns all of the issued and outstanding membership interests of Tesoro Northwest; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Tesoro Northwest (as the same may be amended or restated at or prior to the Closing Date, the “Tesoro Northwest LLC Agreement”), and are fully paid (to the extent required by the Tesoro Northwest LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of the pledge of membership interests as collateral under the Credit Agreement and related security documents, restrictions on transferability in the Tesoro Northwest LLC Agreement or as described in the Disclosure Package and the Prospectus, Tesoro Pipelines owns such membership interests free and clear of all Liens.

(s) The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(t) The issued and outstanding partnership interests of the Partnership consist of 19,211,339 Common Units, 15,254,890 Subordinated Units and 729,596 General Partner Units. Other than the Sponsor Units and the IDRs, the Units are the only limited partner interests of the Partnership issued and outstanding.

(u) Other than its ownership of its 2% general partner interest in the Partnership and the IDRs, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company, (ii) the Operating Company’s ownership of a 100% membership interest in Tesoro Pipelines and (iii) Tesoro Pipeline’s ownership of a 100% membership interest in each of THPPLLC and Tesoro Northwest, none of the Partnership, the Operating Company, Tesoro Pipelines, THPPLLC or Tesoro Northwest will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v) Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(w) Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(x) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(y) The Terminal Purchase Agreement has been duly authorized and executed by the Operating Company and constitutes a valid and binding agreement, enforceable against the Operating Company in accordance with its terms, except to the extent that enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity.

(z) The Pipeline Purchase Agreement has been duly authorized and executed by Tesoro Northwest and constitutes a valid and binding agreement, enforceable against Tesoro Northwest in accordance with its terms, except to the extent that enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity.

(aa) (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner, Tesoro, Tesoro Alaska and TRMC and is a valid and legally binding agreement of the General Partner and Tesoro, Tesoro Alaska and TRMC, enforceable against the General Partner and Tesoro, Tesoro Alaska and TRMC in accordance with its terms; (ii) the GP LLC Agreement has been duly authorized, executed and delivered by Tesoro and TRMC and is a valid and legally binding agreement of Tesoro and TRMC, enforceable against Tesoro and TRMC in accordance with its terms; (iii) the Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (iv) the Tesoro Pipelines LLC Agreement has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms; (v) the THPPLLC LLC Agreement has been duly authorized, executed and delivered by

Tesoro Pipelines and is a valid and legally binding agreement of Tesoro Pipelines, enforceable against Tesoro Pipelines in accordance with its terms; and (vi) the Tesoro Northwest LLC Agreement has been duly authorized, executed and delivered by Tesoro Pipelines and is a valid and legally binding agreement of Tesoro Pipelines, enforceable against Tesoro Pipelines in accordance with its terms; provided, that, with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(bb) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement, the Operative Agreements, the Terminal Purchase Agreement or the Pipeline Purchase Agreement or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus conflict or will conflict with, or result or will result in, a breach or violation of or a default under (or an event that, with notice or lapse of time or both would constitute such an event), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (i) the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or conversion, certificate of articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Partnership Entity is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any Partnership Entity of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Partnership Entity or any of their properties in a proceeding to which any of them or their property is a party, except in the case of clause (ii), Liens arising under the security documents for the collateral pledged under the Credit Agreement and except in the case of clause (iii), where such breach or violation would not have a Material Adverse Effect.

(cc) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units or any other transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement or any other transactions contemplated by this Agreement by the Partnership Parties, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) consents that have been, or prior to the Closing Date will be, obtained, except in the case of clause (iv) where the failure to obtain such consent would not have a Material Adverse Effect.

(dd) None of the Partnership Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument relating to the Partnership’s business or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Partnership Parties or any of its properties, as applicable, except in the cases of clauses (ii) and (iii) where such violation, breach or default would not have a Material Adverse Effect.

(ee) The Units conform, in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(ff) No labor problem or dispute with the employees of any of the Tesoro Entities who are engaged in the Partnership’s business exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Tesoro Entities’ principal suppliers, contractors or customers who are engaged in the Partnership’s business, that could have a Material Adverse Effect.

(gg) The historical financial statements and schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Partnership and its predecessor as of the dates and for the periods indicated, and comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Combined Consolidated Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(hh) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Ernst & Young LLP, who has certified certain financial statements of the Partnership, its predecessor and its consolidated subsidiaries, and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(jj) PricewaterhouseCoopers LLP, who has audited the combined statement of revenues and direct operating expenses of the Northwest Products System (the “Northwest Products System”), a component of Chevron Pipe Line included or incorporated by reference in the Disclosure Package and the Prospectus, are independent certified public accountants with respect to the Northwest Products System under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(kk) Except as described in the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) would individually or in the aggregate have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein; (ii) would individually or in the aggregate have a Material Adverse Effect; or (iii) that are required to be described in the Disclosure Package or the Prospectus but are not described as required.

(ll) The Partnership Entities have indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by the Partnership Entities, free and clear of all Liens except as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; provided, that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.

(mm) The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(nn) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(oo) Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(pp) The Partnership Entities carry, or are entitled to the benefits of, insurance with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Partnership Parties have received no notice from such insurers or any policyholder that (i) such insurance will not be able to be renewed as and when such policies expire or (ii) the Partnership Entities will not be able to obtain, or receive the benefits of, comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not have a Material Adverse Effect.

(qq) No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, from paying any distributions to another Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any other Partnership Entity any loans or advances to such subsidiary from such Partnership Entity or from transferring any of such subsidiary’s property or assets to another Partnership Entity or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.

(rr) The Partnership Entities possess or are entitled to the benefits of all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct the Partnership’s business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ss) Each of the Partnership Entities is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Disclosure Package and the Prospectus. None of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(tt) In the ordinary course of its business, the Partnership Parties periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Parties have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Disclosure Package and the Prospectus.

(uu) The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business in the manner and subject to such qualifications described in the Registration Statement, the Disclosure Package and the Prospectus.

(vv) No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(ww) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Parties are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the any Partnership Party would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(xx) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(yy) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

(zz) At the Effective Date, the Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and New York Stock Exchange (the “NYSE”) promulgated thereunder.

(aaa) None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units hereunder will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bbb) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the reference in the Registration Statement, the Disclosure Package and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Partnership Entities’ internal controls over financial reporting are effective, none of the Partnership Parties is aware of any material weaknesses in their internal control over financial reporting and there have been no significant changes in the Partnership Entities’ internal controls or in other factors that has or could significantly and adversely affect internal controls.

(ccc) The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ddd) None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(eee) The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(fff) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership Entities and, to the knowledge of any of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ggg) The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Partnership Parties, threatened.

(hhh) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Party, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(iii) Except as described in the Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(jjj) All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kkk) None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.

(lll) On or prior to the Closing Date, the Units will have been approved to be listed on the NYSE.

(mmm) To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(nnn) The Operating Company, THPPLLC, Tesoro Pipelines and Tesoro Northwest are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $40.14 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,275,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less and amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, Houston, Texas time, on January 14, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Partnership (“DTC”) unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representative, at 375 Park Avenue, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representative on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus.

5. Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Partnership will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Representative so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representative in such quantities as it may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment, supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to the Representative in such quantities as they may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its unitholders and to the Representative an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Partnership will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) The Partnership will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, Tesoro, TRMC, Tesoro Alaska and each officer and director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement; provided, however, that the Partnership may (A) issue and sell the Units, (B) issue and sell Common Units pursuant to any employee benefit plan of the Partnership in effect at the Execution Time, (C) issue Common Units or any securities convertible or exchangeable into Common Units up to an aggregate 10% of the Common Units to be outstanding immediately following the sale of the Common Units pursuant to this Agreement as payment of any part of the purchase price for businesses that are acquired by the Partnership or its subsidiaries, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the 45-day restricted period or (D) file one or more registration statements on Form S-8, provided that the Partnership shall otherwise remain subject to the restrictions set forth in this Section 5(g) with respect to any Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units registered thereunder. Notwithstanding the foregoing, if (i) during the last 17 days of the

45-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 45-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 45-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(h) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.

(h) The Partnership Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of the Partnership and the Representative in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder, provided that except as provided in this Section 5 and in Sections 7 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

(j) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(l) The Partnership will use its best efforts to effect and maintain the listing of the Common Units on the New York Stock Exchange.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Latham & Watkins LLP, Richards, Layton & Finger, special counsel for the Partnership, and Charles S. Parrish, general counsel to the Partnership, to have furnished to the Representative their respective legal opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, substantially in the form set forth on Exhibits B-1, B-2 and B-3. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York, the State of Texas or the federal laws of the United States, the DGCL, the Delaware LP Act or the Delaware LLC Act, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) The Partnership shall have requested and caused Latham & Watkins LLP to have furnished to the Representative their negative assurance letters, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(d) The Representative shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representative, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished to the Representative certificates of the officers of the General Partner, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, if any, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and the Partnership Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) The Partnership shall have furnished to the Representative written certificates of the chief financial officer of the General Partner, dated the date of this Agreement, the Closing Date and any settlement date, in form and substance reasonably satisfactory to the Representative.

(g) The Representative shall have received from Ernst & Young LLP customary comfort letters dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Representative (with executed copies for each of the Underwriters) in the forms satisfactory to the Representative, which letters shall cover, without limitation, the various financial disclosures included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus.

(h) The Representative shall have received from PricewaterhouseCoopers LLP customary comfort letters dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Representative (with executed copies for each of the Underwriters) in the forms satisfactory to the Representative, which letters shall cover, without limitation, the statements of revenues and direct operating expenses of the Northwest Products System related to certain pipeline and terminal operations of Chevron Pipe Line included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus.

References to the Prospectus in paragraphs (g) and (h) above include any supplement thereto at the date of the letter.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (g) and (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) At the Execution Time, the Partnership shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from Tesoro, TRMC, Tesoro Alaska and each officer of and director of the General Partner and addressed to the Representative.

(l) The Representative shall have received from the Partnership Parties such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and Vinson & Elkins L.L.P., this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of, counsel for the Underwriters, at Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 or Section 10(i) hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Wells Fargo Securities, LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The Partnership Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in the Base Prospectus any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Units, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, managers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918; or, if sent to the Partnership Parties, will be mailed, delivered to Charles S. Parrish, 19100 Ridgewood Parkway, San Antonio, Texas 78259, with a copy by email to charles.s.parrish@tsocorp.com.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. Each of the Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agree that it is solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(b) above contained in the Registration Statement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the information set forth on Schedule III hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(b) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(b) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(b) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

Tesoro Logistics GP, LLC

By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Vice President and Treasurer

Tesoro Logistics LP

By: Tesoro Logistics GP, LLC,
its general partner

By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Wells Fargo Securities, LLC

By: /s/ David Herman
Name: David Herman
Title: Director

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Wells Fargo Securities, LLC	1,190,000
Barclays Capital Inc.	1,105,000
Citigroup Global Markets Inc.	1,105,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	850,000
Morgan Stanley & Co. LLC	850,000
RBC Capital Markets, LLC	850,000
UBS Securities LLC	850,000
Credit Suisse Securities (USA) LLC	425,000
Deutsche Bank Securities Inc.	425,000
J.P. Morgan Securities LLC	425,000
Raymond James & Associates, Inc.	425,000

Total	8,500,000

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SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-185926

January 8, 2013

Tesoro Logistics LP

Term Sheet

This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus supplement and the related prospectus, each dated January 7, 2013, relating to these securities.

Issuer Tesoro	Logistics LP (NYSE: TLLP)

Offering Size:	8,500,000 common units representing limited partner interests

Offering Price:	$41.70 per common unit

Option to purchase additional units:	1,275,000 additional common units offered by the issuer (30 days)

Proceeds, net of underwriting discounts, commissions and offering expenses:	Approximately $340.6 million, or approximately $391.7 million if the underwriters exercise their option to purchase additional common units in full

Trade Date:	January 8, 2013

Settlement Date:	January 14, 2013

CUSIP:	88160T107

Underwriters:	Wells Fargo Securities, LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Raymond James & Associates, Inc.

Stabilizing Transactions:	Prior to purchasing the common units being offered pursuant to the preliminary prospectus supplement, on January 8, 2013, one of the underwriters purchased, on behalf of the syndicate, 2,700 common units at an average price of $41.50 per unit in stabilizing transactions.

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Additional Information:

Tesoro Logistics LP has filed a registration statement (including a prospectus) on Form S-3 with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement to the prospectus in such registration statement and other documents the issuer has filed with the SEC for more complete information about Tesoro Logistics LP and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Additionally, a copy of the preliminary prospectus supplement and prospectus relating to the offering may also be obtained from the following addresses: Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, Email: cmclientsupport@wellsfargo.com, Phone: (800) 326-5897.

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SCHEDULE III

Information included in the Disclosure Package

1.	Public offering price: $41.70 per Common Unit

2.	Number of Firm Units offered: 8,500,000

3.	Number of Option Units offered: 1,275,000

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EXHIBIT A

FORM OF LOCK-UP LETTER

January 8, 2013

WELLS FARGO SECURITIES, LLC

As Representative of the several Underwriters,

c/o WELLS FARGO SECURITIES, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Tesoro Logistics GP, LLC and Tesoro Logistics LP (the “Partnership”) and you as Representative (the “Representative”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, (i) offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Common Units or (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement (the “Lock-up Period”), except for transfers of Common Units or any security convertible into Common Units as a bona fide gift; provided that in the case of any such transfer (i) each donee or distribute shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to above.

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Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Wells Fargo Securities, LLC waives, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

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EXHIBIT B-1

FORM OF LATHAM & WATKINS LLP OPINION

January [•], 2013

WELLS FARGO SECURITIES, LLC

As Representative of the several Underwriters,

c/o WELLS FARGO SECURITIES, LLC

375 Park Avenue

New York, New York 10152

Re:	Tesoro Logistics LP

Ladies and Gentlemen:

We have acted as special counsel to Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), in connection with the sale to you and the several underwriters for whom you are acting as representative (the “Underwriters”) by the Partnership of 8,500,000 common units (the “Units”) representing limited partner interests in the Partnership (the “Common Units”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2013 (Registration No. 333-185926) (as so filed, the “Registration Statement”), a base prospectus dated January 7, 2013 (the “Base Prospectus”), a preliminary prospectus supplement dated January 7, 2013 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), a prospectus supplement dated January 8, 2013 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated January 8, 2013 (the “Underwriting Agreement”) between you, as representative of the several Underwriters named in the Underwriting Agreement, the Partnership and Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “Partnership Parties”). The reports filed by the Partnership with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus, or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

(a) the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents;

B-1-1

(b) the agreements filed as exhibits to the Registration Statement and listed on Appendix A hereto (the “Specified Agreements”);

(c) the Certificate of Limited Partnership of the Partnership (the “MLP Certificate of Limited Partnership”);

(d) the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 26, 2011 (the “Partnership Agreement” and, together with the MLP Certificate of Limited Partnership, the “Partnership Governing Documents”);

(e) the Certificate of Formation of the General Partner (the “GP Certificate of Formation”);

(f) the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of April 25, 2011, as amended by the Joinder and Amendment Agreement to the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of April 1, 2012, as further amended by Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of September 14, 2012, and as further amended by Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of November 15, 2012 (the “GP Operating Agreement” and, together with the GP Certificate of Formation, the “GP Governing Documents” and, together with the Partnership Governing Documents, the “Partnership Parties Governing Documents”);

(g) the Certificate of Formation of Tesoro Logistics Operations LLC (the “Operating Company”), a Delaware limited liability company (the “Operating Company Certificate of Formation”);

(h) the Limited Liability Company Agreement of the Operating Company dated as of December 2, 2010 (the “Operating Company LLC Agreement” and, together with the Operating Company Certificate of Formation, the “Operating Company Governing Documents”);

(i) the Certificate of Formation of Tesoro High Plains Pipeline Company LLC (“THPPLLC”), a Delaware limited liability company (the “THPPLLC Certificate of Formation”);

(j) the Limited Liability Company Agreement of THPPLLC dated as of December 2, 2010 (the “THPPLLC LLC Agreement”);

(k) the Certificate of Formation of Tesoro Logistics Pipelines LLC (“Tesoro Pipelines”), a Delaware limited liability company (the “Tesoro Pipelines Certificate of Formation”);

(l) the Limited Liability Company Agreement of Tesoro Pipelines dated as of December 5, 2012 (the “Tesoro Pipelines LLC Agreement”);

(m) the Certificate of Formation of Tesoro Logistics Northwest Pipeline LLC (“Tesoro Northwest” and, together with the Operating Company, THPPLLC, Tesoro Pipelines and the Partnership Parties, the “Partnership Entities”), a Delaware limited liability company (the “Tesoro Northwest Certificate of Formation”);

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(n) the Limited Liability Company Agreement of Tesoro Northwest dated as of December 5, 2012 (the “Tesoro Northwest LLC Agreement”);

(o) certain resolutions of the Board of Directors of the General Partner, the members of the General Partner, the sole member of THPPLLC, the Board of Directors of Tesoro High Plains Pipeline Company, a Delaware corporation and predecessor-in-interest to THPPLLC; and

(p) such other instruments and documents as we have deemed necessary or advisable for purposes of the opinions hereinafter expressed.

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the General Partner and the Partnership and others, including the representations and warranties of Partnership Parties in the Underwriting Agreement. We have not independently verified such factual matters.

Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm who have devoted substantial time to the representation of the Partnership Parties do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent inquiry to determine the accuracy of any such statement.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of Texas and New York and in numbered paragraphs 1, 3, 4, 11, 12, 13 and 14 of this letter, the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and in numbered paragraphs 1, 2, 3, 4, 10 and 15 of this letter, the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to registered public offerings of common units. The enforceability of certain governing documents of the Partnership Entities under the laws of the State of Delaware is addressed in the opinion of Richards, Layton & Finger, P.A. Certain disclosure matters are addressed in the opinion of the Partnership’s general counsel. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Partnership is a limited partnership duly formed under the Delaware LP Act. Each of the General Partner and the Operating Company is a limited liability company duly formed under the Delaware LLC Act. Each of THPPLLC, Tesoro Pipelines and Tesoro Northwest is a limited liability company under the Delaware LLC

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Act. Each of the Partnership Entities has the entity power and authority necessary to own or license its properties and to conduct its business, and in the case of the General Partner, to act as the general partner of the Partnership, in all material respects as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of the Partnership Entities is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Appendix B hereto.

2. The Units and the limited partner interests represented thereby to be issued and sold by the Partnership pursuant to the Underwriting Agreement have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights arising from the Partnership Governing Documents; under the Delaware LP Act, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

3. The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action of each of the Partnership Parties and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Parties.

4. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Units by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:

(i) violate the Partnership Parties Governing Documents; or

(ii) result in the breach of or a default under any of the Specified Agreements; or

(iii) violate any federal, Texas or New York statute, rule or regulation applicable to the Partnership Parties or the Delaware LLC Act or the Delaware LP Act; or

(iv) require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal, Texas or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LLC Act or the Delaware LP Act that have not been obtained or made.

5. The Registration Statement became effective under the Act on January 7, 2013. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Base Prospectus, the Preliminary Prospectus and the Prospectus has been filed in accordance with Rule 424(b) under the Act.

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6. The Registration Statement, as of January 8, 2013, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7. The statements in the Preliminary Prospectus and the Prospectus under the headings “Summary—The Offering,” “Description of Our Cash Distribution Policy,” “Description of Our Common Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, Subordinated Units and the Incentive Distribution Rights are accurate descriptions or summaries in all material respects.

8. The statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Summary—The Offering,” “Description of Our Cash Distribution Policy,” “The Partnership Agreement,” “Description of Our Common Units,” “Investment in Tesoro Logistics LP by Employee Benefit Plans” and “Underwriting” (excluding all statements under the heading “Underwriting” included under each of the subheadings beginning with the words “Notice to Prospective Investors” for various foreign jurisdictions) insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate descriptions or summaries in all material respects.

9. None of the Partnership, the General Partner and the Operating Company is, nor immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will any of them be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. The General Partner is the record holder of a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those (a) created by or arising under the Delaware LP Act or the Partnership Agreement or (b) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

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11. The Partnership is the record holder of all of the issued and outstanding limited liability company interests of the Operating Company; such limited liability company interests have been duly authorized by all necessary limited liability company action of the Operating Company, such limited liability company interests have been validly issued in accordance with the Operating Company LLC Agreement; under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of such limited liability company interests or contributions to the Operating Company solely by reason of its ownership of such limited liability company interests or its status as the sole member of the Operating Company and no personal liability for the debts, obligations and liabilities of the Operating Company, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the Operating Company; and the Partnership is the record holder of such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those (a) created by or arising under the Delaware LLC Act or the Operating Company LLC Agreement or (b) restrictions on transferability or other Liens described in the Preliminary Prospectus and the Prospectus.

12. The Operating Company is the record holder of all of the issued and outstanding limited liability company interests of Tesoro Pipelines; such limited liability company interests have been duly authorized by all necessary limited liability company action of Tesoro Pipelines, and such limited liability company interests have been validly issued in accordance with the Tesoro Pipelines LLC Agreement; under the Delaware LLC Act, the Operating Company will have no obligation to make further payments for its ownership of such limited liability company interests or contributions to Tesoro Pipelines solely by reason of its ownership of such limited liability company interests or its status as the sole member of Tesoro Pipelines and no personal liability for the debts, obligations and liabilities of Tesoro Pipelines, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Tesoro Pipelines; and the Operating Company is the record holder of such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those (a) created by or arising under the Delaware LLC Act or the Tesoro Pipelines LLC Agreement or (b) restrictions on transferability or other Liens described in the Preliminary Prospectus and the Prospectus.

13. Tesoro Pipelines is the record holder of all of the issued and outstanding limited liability company interests of THPPLLC; such limited liability company interests have been duly authorized by all necessary limited liability company action of THPPLLC, and such limited liability company interests have been validly issued in accordance with the THPPLLC LLC Agreement; under the Delaware LLC Act, Tesoro Pipelines will have no obligation to make further payments for its ownership of such limited liability company interests or contributions to THPPLLC solely by reason of its ownership of such limited liability company interests or its status as the sole member of

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THPPLLC and no personal liability for the debts, obligations and liabilities of THPPLLC, whether arising in contract, tort or otherwise, solely by reason of being the sole member of THPPLLC; and Tesoro Pipelines is the record holder of such limited liability company interests free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tesoro Pipelines as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those (a) created by or arising under the Delaware LLC Act or the THPPLLC LLC Agreement or (b) restrictions on transferability or other Liens described in the Preliminary Prospectus and the Prospectus.

14. Tesoro Pipelines is the record holder of all of the issued and outstanding limited liability company interests of Tesoro Northwest; such limited liability company interests have been duly authorized by all necessary limited liability company action of Tesoro Northwest, such limited liability company interests have been validly issued in accordance with the Tesoro Northwest LLC Agreement; under the Delaware LLC Act, Tesoro Pipelines will have no obligation to make further payments for its ownership of such limited liability company interests or contributions to Tesoro Northwest solely by reason of its ownership of such limited liability company interests or its status as the sole member of Tesoro Northwest and no personal liability for the debts, obligations and liabilities of Tesoro Northwest, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Tesoro Northwest; and Tesoro Pipelines is the record holder of such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tesoro Pipelines as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those (a) created by or arising under the Delaware LLC Act or the Tesoro Northwest LLC Agreement or (b) restrictions on transferability or other Liens described in the Preliminary Prospectus and the Prospectus.

15. The General Partner is the record holder of 100% of the incentive distribution rights (the “IDRs”) of the Partnership; the IDRs and the limited partner interests represented thereby have been duly authorized by all necessary limited partner action of the Partnership; under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs or its status as a limited partner of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership; and the General Partner is the record holder of the IDRs, free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation, other than those (a) created by or arising under the Delaware LP Act or the Partnership Agreement or (b) restrictions on transferability or other Liens described in the Preliminary Prospectus and the Prospectus.

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16. Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought, (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; and (e) the severability, if invalid, of provisions to the foregoing effect. We express no opinion with respect to (i) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation or other procedural rights; (ii) waivers of broadly or vaguely stated rights; (iii) provisions for exclusivity, election or cumulation of rights or remedies; and (iv) provisions authorizing or validating conclusive or discretionary determinations. We express no opinion or confirmation as to federal or state securities laws (except as set forth in paragraphs 5, 6 and 9 as to federal securities laws), tax laws (except as set forth in paragraph 16), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

Insofar as our opinions require interpretation of the Partnership Parties Governing Documents and the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) except with respect to any Specified Agreements that are governed by Texas law, to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although certain of the Specified Agreements may be governed by other laws which differ from New York law, (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

This letter is furnished only to you in your capacity as Representative of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Units or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

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APPENDIX A

SPECIFIED AGREEMENTS

1.	Contribution, Conveyance and Assumption Agreement, dated April 26, 2011, among Tesoro Corporation, Tesoro Logistics GP, LLC, Tesoro Logistics LP, Tesoro Alaska Company, Tesoro Refining and Marketing Company and Tesoro High Plains Pipeline Company LLC.

2.	Contribution, Conveyance and Assumption Agreement, effective April 1, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

3.	Contribution, Conveyance and Assumption Agreement, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

4.	Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

5.	Amended and Restated Omnibus Agreement, effective April 1, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

6.	Amendment No. 1 to the Amended and Restated Omnibus Agreement, dated as of September 14, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

7.	Second Amended and Restated Omnibus Agreement, dated as of November 15, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

8.	Amendment and Restatement of Schedules to the Amended and Restated Omnibus Agreement, dated as of September 14, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

9.	Amended and Restated Operational Services Agreement, effective April 1, 2012, among Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Alaska Company, Tesoro Logistics GP LLC, Tesoro Logistics Operations LLC and Tesoro High Plains Pipeline Company LLC.

10.	Amendment and Restatement of Schedules to the Amended and Restated Operational Services Agreement, dated as of September 14, 2012, among Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Alaska Company, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC and Tesoro High Plains Pipeline Company LLC.

11.	Amendment and Restatement of Schedules to the Amended and Restated Operational Services Agreement, dated as of November 15, 2012, among Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Alaska Company, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC and Tesoro High Plains Pipeline Company LLC.

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12.	Asset Sale and Purchase Agreement, dated as of December 6, 2012, between the Tesoro Logistics Operations LLC and Northwest Terminalling Company.

13.	Asset Sale and Purchase Agreement, dated as of December 6, 2012, between Tesoro Logistics Northwest Pipeline LLC and Chevron Pipe Line Company.

14.	Anacortes Track Use and Throughput Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

15.	Ground Lease, dated as of November 15, 2012, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.

16.	Right of First Refusal, Option Agreement and Agreement of Purchase and Sale, dated as of November 15, 2012, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.

17.	Long Beach Berth Access Use and Throughput Agreement, executed as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

18.	Long Beach Operating Agreement, dated as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining and Marketing Company.

19.	Transportation Services Agreement (LAR Short-Haul Pipelines), executed as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining and Marketing Company.

20.	Amorco Marine Terminal Use and Throughput Agreement, effective April 1, 2012, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

21.	High Plains Pipeline Transportation Services Agreement, dated April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro High Plains Pipeline Company LLC.

22.	Trucking Transportation Services Agreement, dated April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

23.	Master Terminalling Services Agreement, dated April 26, 2011, among Tesoro Refining and Marketing Company, Tesoro Alaska Company and Tesoro Logistics Operations LLC.

24.	Short-Haul Pipeline Transportation Services Agreement, dated April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

25.	Storage and Transportation Services Agreement, dated April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

26.	Amended & Restated Credit Agreement, dated as of January 4, 2013, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C Issuer and lender, and the other lenders party thereto.

27.	Indenture, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

28.	Registration Rights Agreement, dated as of September 14, 2012, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

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APPENDIX B

CHARTERS, GOOD STANDINGS AND FOREIGN QUALIFICATIONS

Entity	Jurisdiction of Formation	Foreign Qualifications
Tesoro High Plains Pipeline Company LLC	Delaware	Montana, North Dakota
Tesoro Logistics Finance Corp.	Delaware	None.
Tesoro Logistics GP, LLC	Delaware	Alaska, California, Colorado, Idaho, Montana, North Dakota, Texas, Utah, Washington
Tesoro Logistics LP	Delaware	Alaska, California, Colorado, Idaho, Montana, North Dakota, Texas, Utah, Washington
Tesoro Logistics Northwest Pipeline LLC	Delaware	Idaho, Oregon, Texas, Utah, Washington
Tesoro Logistics Operations LLC	Delaware	Alaska, California, Colorado, Idaho, Montana, North Dakota, Texas, Utah, Washington
Tesoro Logistics Pipelines LLC	Delaware	Idaho, Oregon, Texas, Utah, Washington

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EXHIBIT B-2

FORM OF RICHARDS, LAYTON & FINGER OPINION

                 , 2013

To Each of the Persons Listed

on Schedule A Attached Hereto

Re: Tesoro Logistics LP

Ladies and Gentlemen:

We have acted as special Delaware counsel for Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), in connection with the matters set forth herein. This opinion is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement, dated as of             , 2013, relating to the sale of Common Units.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The Certificate of Limited Partnership of Tesoro Logistics LP (the “Partnership”), dated December 3, 2010 (the “Partnership Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 3, 2010;

(b) The First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 26, 2011 (the “Partnership Agreement”), among the General Partner, Tesoro Corporation, as the Organizational Limited Partner (as defined therein), Tesoro Alaska Company and Tesoro Refining and Marketing Company (“TRMC”), as limited partners, and the persons or entities who become partners of the Partnership or parties to the Partnership Agreement;

(c) The Certificate of Formation of the General Partner, dated December 3, 2010 (the “GP Certificate”), as filed in the office of the Secretary of State on December 3, 2010;

(d) The Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of April 25, 2011, as amended by the Joinder and Amendment Agreement to the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of April 1, 2012, as further amended by Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of the General

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Partner, dated as of September 14, 2012, and, as further amended by Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of November 15, 2012 (the “GP Agreement”), by Tesoro Corporation, as the sole member (the “Member”);

(e) The Certificate of Formation of Tesoro Logistics Operations LLC (the “Operating Company”), dated November 15, 2010 (the “Operating Company Certificate”), as filed in the office of the Secretary of State on November 22, 2010;

(f) The Limited Liability Company Agreement of the Operating Company, dated as of December 2, 2010 (the “Operating Company LLC Agreement”), by the Operating Company and TRMC;

Initially capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement. The GP Agreement, the Partnership Agreement and the Operating Company LLC Agreement are collectively referred to herein as, the “Agreements.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (1) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, and that the Partnership Agreement and the Partnership Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (2) that the GP Agreement constitutes the entire agreement of the party thereto with respect to the subject matter thereof, and that the GP Agreement and the GP Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (3) that the Operating Company LLC Agreement constitutes the entire agreement of the parties thereto with respect to the subject matter thereof, and that the Operating Company LLC Agreement and the Operating Company Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (4) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, including the Partnership as a limited partnership and the General Partner and the Operating Company as limited liability companies, respectively, under the laws

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of the State of Delaware, and the legal capacity of natural persons who are signatories to the documents examined by us, (5) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (6) the due authorization, execution and delivery by all parties thereto of the documents examined by us, including a counterpart of (a) the Partnership Agreement by the General Partner and (b) the GP Agreement by the Member, and (7) except to the extent provided in paragraphs 1 through 3 below, that each of the Agreements constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Partnership or the General Partner and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(1) The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

(2) The GP Agreement constitutes a valid and binding obligation of the Member, and is enforceable against the Member, in its capacity as member of the General Partner, in accordance with its terms.

(3) The Operating Company LLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as member of the Operating Company, in accordance with its terms.

The opinions expressed in paragraphs 1 through 3 above are subject to the effect upon the Agreements of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

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In rendering the opinions expressed above, we express no opinion with respect to (i) provisions of a document reviewed by us that apply to a Person that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law or to the extent that Section 8-204 of the Delaware Uniform Commercial Code may be applicable, (iii) Section 7.1 of the Operating Company LLC Agreement to the extent that such provision purports to preclude dissolution of the Operating Company under certain statutorily required events of dissolution set forth in Section 18-801 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), and (iv) Section 7.4 of the Operating Company LLC Agreement to the extent that such provision is inconsistent with Section 18-804 of the LLC Act. In addition, with respect to Section 16.9 of the Partnership Agreement (the “Forum Selection Provision”), we have assumed (i) that the submission by the parties to the jurisdiction of the specified court(s) has been freely agreed to by the parties to the Partnership Agreement, (ii) that the Forum Selection Provision would not be determined to be unreasonable at the time of any legal action or proceeding, and (iii) that the Forum Selection Provision would not place any of the parties to the applicable Agreement at a substantial and unjust advantage or otherwise deny such party of its day in court.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the initial public offering of Common Units. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

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EXHIBIT B-3

GENERAL COUNSEL OPINION

1. There is no pending or, to the knowledge of such counsel, threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Parties or its or their property of a character required to be disclosed in the Registration Statement which is not so described.

2. There is no franchise, contract or other document of a character required to be described in the Registration Statement, Preliminary Prospectus or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required by the Act.

B-3-1